WORLD OMNI
                                FINANCIAL CORP.



           (Segment of globe showing North, Central and South America)


                              WHOLESALE FLOOR PLAN
                               SECURITY AGREEMENT

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    In the course of business, Marcus David Corp. d/b/a Town & Country Toyota, a North Carolina corporation, ("Dealer"), acquires new and used cars, trucks and chassis, including trailers and semi-trailers, motor homes, campers, camping trailers, as well as equipment and accessories thereto ("Vehicles"), from manufacturers, distributors and other sellers. Dealer requests that World
Omni Financial Corp. ("WOFCO") finance the acquisition of such Vehicles and pay the manufacturers, distributors or sellers therefor. In consideration of WOFCO's financing of Dealer's acquisition of the Vehicles, and in further consideration of the inducement to WOFCO to make loans and advances to, to purchase from or otherwise acquire retail installment contracts, conditional sales contracts or other security instruments from, and to otherwise extend credit or to do business with Dealer, which loans, advances, purchases, acquisitions, or extension of credit would not have been made by, or the execution of this Wholesale Floor Plan Security Agreement (this "Agreement"), this Agreement is entered into between WOFCO and Dealer. Dealer and WOFCO agree to the extension of a line of credit in the amount of Five Million Five Hundred Thousand
DOLLARS ($5,500,000.00) from WOFCO to Dealer.

    As evidence of the above line of credit, Dealer agrees to execute and deliver to WOFCO WOFCO's standard form of demand promissory note ("Demand Promissory Note") of even date in the amount set forth above with documentary tax statement attached thereto, if applicable. In addition thereto, all other taxes due upon the execution of this Agreement or the Demand Promissory Note or arising out of the transactions evidenced by such documents, if any, will be paid by Dealer. If the line of credit is increased at any time, Dealer will deliver to WOFCO additional Demand Promissory Notes in the amounts of such increases which will bear interest in accordance with their terms. All the provisions of this Agreement shall apply to the total line of credit to include any and all increases. Failure on Dealer's part to deliver additional Demand Promissory Notes shall not impair WOFCO's secured status as to future advances even though the line of credit set forth above is exceeded.

    Dealer agrees to pay WOFCO upon demand the amount WOFCO advances or is obligated to advance to the manufacturer, distributor or seller for each Vehicle with interest at the rate per annum stated in the above described Demand Promissory Notes. If WOFCO has not made demand upon Dealer for payment of the amount of any advance made by WOFCO to Dealer and Dealer has not sold or leased any Vehicle for which any advance was made, the term of payment of the advance made for Dealer's purchase of any Vehicle pursuant to this Agreement or the Demand Promissory Notes shall be 12 months or until March 31st of the year following the model year of the Vehicle for which the advance was made, whichever is earlier. On those advances that have been made to enable Dealer to purchase a Vehicle that has been used as a "demonstrator" and unless otherwise agreed upon in writing, a monthly principal payment of 1-1/2% of the unpaid principal balance of any such advance shall be paid by Dealer to WOFCO beginning with the first monthly statement received by Dealer after Dealer began using such Vehicle as a "demonstrator", with the entire outstanding balance of such advance being due 12 months from the date such advance was made or on March 31st of the year following the model year of the Vehicle for which the advance was made, whichever is earlier. Dealer understands that WOFCO, in its sole discretion, may in writing extend the term of payment of any advance beyond 12 months or March 31st of the year following the model year of the Vehicle for which the advance was made, but any such extension shall not affect WOFCO's right to make demand upon Dealer for the payment of any advance for which the payment thereof has been extended. On those advances whose terms have been so extended, whether such advances have been made to enable Dealer to purchase a Vehicle which has been used as a "demonstrator" or otherwise and unless otherwise agreed upon in writing, a monthly principal payment of 10% of the unpaid principal balance of any advance so extended shall be paid by Dealer to WOFCO with the entire unpaid principal balance being due and payable within 4 months from the last day of the original term of payment of the advance as set forth hereinabove. Dealer understands that is it may sell and lease at retail in the ordinary course of business that part of the Collateral (as hereinafter defined) which consists of inventory. Dealer further agrees that on or before the date on which each Vehicle is sold or leased, Dealer will faithfully and promptly remit to WOFCO the amount WOFCO advanced or has become obligated to advance on Dealer's behalf to the manufacturer, distributor or seller for the purchase of the sold or leased Vehicle. Upon WOFCO's receipt of the amount advanced by WOFCO on Dealer's behalf for the purchase of the sold or leased Vehicle, WOFCO's security interest in the Vehicle shall cease and shall no longer exist.

    Dealer acknowledges and agrees that the relationship between Dealer and WOFCO created by this Agreement and the Demand Promissory Note is that of debtor-creditor and not that of joint venturers, that WOFCO is not a joint venturer of Dealer pursuant to any other Agreement with Dealer and that Dealer will make no representations to the contrary.


    Dealer also agrees that to secure collectively the payment by Dealer of the amounts of all advances made and obligations to advance incurred by WOFCO pursuant to this Agreement or the Demand Promissory Notes, and the interest due thereon any late fees, costs, attorneys' fees and any other legal expenses charged hereunder or thereunder, and any other Obligations (as hereinafter defined), WOFCO is hereby granted a security interest in the Collateral (as hereinafter defined). WOFCO's security interest in the Collateral shall attach to the proceeds, in whatever form, including the proceeds of any retail slae or lease of Vehicles by Dealer and to the proceeds of any other disposition of said Vehicles or any part thereof, to the fullest extent provided or permitted by law. This security interest is given not only to secure the payment by Dealer of such advances and obligations to advance, including those payment and performance obligations evidenced by the above described Demand Promissory Notes, but also to secure the payment and performance of any other obligations Dealer has to WOFCO, whether primary, secondary, direct, indirect, contingent, sole, joint or several, whether presently existing or hereafter arising under present or future advances by by WOFCO to Dealer, pursuant to this Agreement or pursuant to any other agreement between WOFCO and Dealer whether presently existing or hereafter executed, and also any obligations Dealer may have to third parties which may now or hereafter be purchased by WOFCO, and any and all extensions or renewals thereof, and also to secure the performance by Dealer of the promises, warranties and agreements set forth herein (all of the foregoing hereinafter called "Obligations").

         If, for any reason, total payments which may be deemed interest under any of the Obligations shall be greater than the limit imposed by the usury laws under applicable law for any interest payment period, then all sums in excess of those lawfully collectable as interest for that period shall be applied, without further agreement or notice, first to the reduction of principal until paid in full with the excess, if any, being then repaid to any Obligor (as hereinafter defined).

         The Collateral subject to this Agreement is all inventory, equipment, documents and all other property of the Dealer, whether now owned or hereafter acquired by Dealer, including, but not limited to, all new and used Vehicles (whether held for sale or lease, including used Vehicles which are received as "trade-ins"), parts inventory, furniture and fixtures; all tools, parts and equipment used with, or intended for use with, any of the foregoing; all additions, accessories and accessions to any of the foregoing; all general intangibles, instruments, chattel paper, accounts, books and records, contract rights and accounts receivable of the Dealer, whether now owned or hereafter acquired by Dealer and whether arising out of the sale or lease of any of the foregoing or otherwise; all substitutions for any of the foregoing and all returned and repossessed items; and all proceeds of any of the foregoing, including insurance proceeds (all of the foregoing herein defined as the "Collateral").

        Dealer's possession of the Vehicles shall be for the purpose of storing and exhibiting same for retail sale or lease in the regular course of business. With the exception of used Vehicles, Dealer shall keep the Vehicles brand new and Dealer shall not use the Vehicles, new or used, illegally, improperly or for hire. WOFCO shall at all times have the right of access to and inspection of the Vehicles and the right to examine Dealer's books and records in any way relating to its business, including those pertaining to the Vehicles. It is agreed that certain Vehicles financed hereunder may be used as demonstrators for the purpose of promoting the sale of these and other Vehicles. Mutually, WOFCO and Dealer will establish in writing the number of new units to be outstanding as demonstrators at any one time.

        Dealer shall, at all times during the shipment of Vehicles, cause them to be fully insured at Dealer's or the shipper's expense, as the case may be, in WOFCO's favor and to WOFCO's satisfaction, and, at Dealer's own expense, to insure the vehicles at all times thereafter for no less than the actual cash value of the Vehicles against at least the perils of collision, fire, theft and the perils contemplated in combined additional coverage and further agree to maintain liability insurance, all with a financially sound and reputable insurer acceptable to WOFCO. The insurance policy will name WOFCO as loss payee and as an additional insured and will include a clause providing for 30 days prior written notice to WOFCO of cancellation, material change or non-renewal. At all times WOFCO will be provided written evidence that the insurance is in force and WOFCO will be furnished a copy of each current policy in a timely manner. Dealer agrees to pay promptly when due all taxes, assessments and governmental charges upon or against Dealer or upon the Collateral or upon Dealer's property or operations, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings, and Dealer shall take appropriate actions to assure that the Collateral remains free of any lien. In the event Dealer shall fail to maintain insurance, pay taxes, assessments, costs and expenses which Dealer is required to pay under any of the terms hereof, or fail to keep the Collateral free from other security interests, liens or encumbrances, WOFCO may make expenditures for any or all such purposes and the amount so expended together with interest thereon at the rate of 18% per annum shall become immediately due and payable by Dealer to WOFCO as an additional part of the Obligations and shall have the benefit of and be secured by the security interest herein granted and agreed to. Prior to default by Dealer hereunder, payments for losses made under any policy of hazard insurance shall be applied, at Dealer's option, to either replace Collateral or to reduce the Obligations. After default, payments under any insurance policy shall be first applied to the Obligations due and owing to WOFCO. After the Obligations are paid in full, any remainder may be paid to Dealer. WOFCO is hereby granted a security interest in unearned premiums rebated or returned upon cancellation of any insurance policy. Dealer hereby grants WOFCO an irrevocable power of attorney, which power of attorney shall be coupled with an interest in the Collateral, and hereby appoints WOFCO to act as Dealer's attorney-in-fact for Dealer in obtaining, adjusting, settling and cancelling such insurance and endorsing any draft issued by any insurer in payment of claims. WOFCO may apply any proceeds of such insurance which may be received by WOFCO for payment of the Obligations, whether due or not due, on such order of applications as WOFCO may determine.

        Dealer represents and warrants that the Collateral is free and clear of all liens, security interests and other encumbrances at the time of execution of this Agreement, except for the lien and security interest granted to WOFCO hereunder, and that the lien and security interest granted to WOFCO hereunder is a first priority lien on and security interest in the Collateral. Dealer further covenants that as of the time of each advance made under any Demand Promissory Note, WOFCO's lien on and security interest in the Collateral shall be a first priority lien and security interest. Dealer shall not mortgage, pledge or loan the Collateral and shall not transfer or otherwise dispose of it except as provided herein. Dealer shall execute in favor of WOFCO any forms or documents which may be required for the amounts advanced pursuant to this Agreement, and shall execute such additional documents as WOFCO may at any time request in order to confirm or perfect title or a security interest in the Collateral. Execution by Dealer of any instrument for the amount advanced shall be deemed evidence of Dealer's obligation and not payment therefor. Dealer hereby grants to WOFCO an irrevocable power of attorney, which power of attorney shall be coupled with an interest in the Collateral, and hereby appoints WOFCO or any of WOFCO's officers as Dealer's attorney-in-fact to execute documents, promissory notes or other instruments on Dealer's behalf and to supply any omitted information and correct patent errors in any documents executed by Dealer or on its behalf pursuant to or in furtherance of this Agreement.

        Dealer certifies that any information concerning its business organization or financial condition furnished or that may be furnished in the future to WOFCO is true and correct and fairly presents the financial condition of Dealer in accordance with generally accepted accounting principles. Dealer agrees to furnish such information to WOFCO at such times (on at least a monthly basis) and in such form as WOFCO may request.

        Except as otherwise specifically set forth herein or agreed to in writing by WOFCO and Dealer, any action, dispute, claim or controversy between or among the parties, whether sounding in contract, tort, or otherwise ("Dispute"), shall be resolved by arbitration as set forth below, and shall include any Dispute arising out of or in connection with (1) this Agreement, any Demand Promissory Note, or any related agreements or instruments, (2) all past, present, and future agreements involving the parties, (3) any transaction contemplated hereby and all past, present, and future transactions involving the parties, and (4) any aspect of the past, present, or future relationships of the parties. Such disputes shall be resolved by binding arbitration in accordance with Title 9 of the United States Code and the Commercial Arbitration Rules of the American Arbitration Association. In the event of any inconsistency between such Rules and these arbitration provisions, these provisions shall supersede such Rules. All statutes of limitations which would otherwise be applicable shall apply to any arbitration proceeding described herein. In any arbitration proceeding subject to these provisions, the arbitrators are specifically empowered to decide (by documents only, or with a hearing, at the arbitrators' sole discretion) pre-hearing motions which are substantially similar to pre-hearing notions to dismiss and motions for summary adjudication. Any arbitration proceeding subject to these provisions shall be conducted in the state in which the Dealer's place of business for the sale of Vehicles is located and in the county in such state in which WOFCO's principal place of business in that state is located. Judgment upon the award rendered may be entered in any court of appropriate subject matter jurisdiction, which judgment may be domesticated in any jurisdiction for purposes of enforcement. The parties to this Agreement expressly subject themselves to the personal jurisdiction of any such court for the entry of any such judgement and for the resolution of any dispute, action, or suit arising in connection with the entry of such judgement. Any Dispute subject to arbitration proceedings in accordance with this Agreement shall be decided by a majority vote of three arbitrators. The arbitrators shall have the power to award recovery of all costs and fees (including attorneys' fees, administrative fees, arbitrator's fees and court costs) to the prevailing party.

        No provision of, nor the exercise of any rights under the preceding paragraph, shall limit the right of WOFCO (1) to foreclose against Collateral by the exercise of a power of sale under this Agreement or applicable law, (2) to exercise self-help remedies including, without limitation, setoff and repossession, (3) to obtain provisional or ancillary remedies such as injunctive relief, attachment, or the appointment of a receiver from a court having jurisdiction before, during, or after the pendency of any arbitration proceeding, or (4) to otherwise exercise its rights in and to the Collateral or its remedies as a secured creditor under Article 9 of the Uniform Commercial Code (as adopted in the state which laws govern the construction and enforceability of this Agreement, as set forth below) or as set forth in this Agreement. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of any party to submit the Dispute to arbitration.

        In the event it shall be determined for any reason that any Dispute shall not be subject to arbitration as set forth herein, DEALER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY in respect to any litigation arising out of or in connection with (1) this Agreement, any Demand Promissory Note, or any related agreements or instruments,
(2) all past, present, and future agreements involving the parties, (3) any transaction contemplated hereby, and all past, present, and future transactions involving the parties, and (4) any aspect of the past, present, or future relationships of the parties. This waiver of trial by provision is a material inducement for WOFCO to enter into this Agreement.

        This Agreement shall be governed by and construed and enforced under the laws of the State of North Carolina without regard to its conflict of laws principles.

        IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed under its hand and seal by its duly authorized representative this 5th day of October, 1990.

WORLD OMNI FINANCIAL CORP.             Marcus David Corp. d/b/a Town & Country
                                           Toyota
                                       (Dealer's Name)

By: /s/ (Signature Illegible) (SEAL)   9101 South Blvd.

                                       Charlotte, NC 28217


(CORPORATE SEAL)                       ________________________________________
                                       (Address of current principal place of
                                       business, or if more than one, current
                                       chief executive officer, or Dealer)

                                       By: /s/ Ollen Bruton Smith (SEAL)
                                           Ollen Bruton Smith, President

                                       Attest: /s/ William R. Brooks (SEAL)
                                               William R. Brooks, Secretary

                                       (CORPORATE SEAL)

Other corporate and trade names of Dealer (or any predecessor in interest thereto) and locations of its principal place of business and chief executive office of Dealer (or any predecessor in interest thereto) during the past seven years.

__________________________________     ________________________________________
(Name)                                 (Name)

__________________________________     ________________________________________


__________________________________     ________________________________________
(Address)                              (Address)

                                      -6-

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